Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Milestone Pharmaceuticals Inc. of our report dated March 5, 2020 relating to the consolidated financial statements, which appears in Milestone Pharmaceuticals Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019. We also consent to the reference to us under the heading “Experts” in the Registration Statement on Form S-3.

/s/ PricewaterhouseCoopers LLP 1
Montréal, Québec, Canada
June 19, 2020

1 CPA auditor, CA, public accountancy permit No. A113048